UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2014

AMERICAN ELECTRIC TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24575	59-3410234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 Wood Branch Park Drive, Houston, TX	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 713-644-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On August 15, 2014, American Electric Technologies, Inc.’s wholly-owned subsidiary, American Access Technologies, Inc. (“AAT”) completed the sale of substantially all of the non-real estate assets of AAT to Fabricating Technologies Joint Venture, LLC, (the “Purchaser”). The purchase price, subject to post-closing adjustments, was $2.3 million. AAT manufactured and marketed zone cabling enclosures and manufactured custom formed metal products at its facilities in Keystone Heights, Florida.

The AAT asset sale was announced in a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release dated August 19, 2014 announcing the sale of the assets of American Access Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ELECTRIC TECHNOLOGIES, INC.

Date: August 20, 2014	By:	/s/ Charles M. Dauber
Charles M. Dauber
President and CEO

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated August 19, 2014 announcing the sale of the assets of American Access Technologies, Inc.